Exhibit 1

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

                          CONVERTIBLE PROMISSORY NOTE

$3,635,281.29                                              PALO ALTO, CALIFORNIA
                                                                JANUARY 14, 2002
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     FOR  VALUE  RECEIVED,  the  undersigned  AMNIS  SYSTEMS  INC.,  a  Delaware corporation (hereinafter referred to as the "Company"), promises to pay to the order of Michael A Liccardo (hereinafter referred to as "Holder"), the principal sum of Three Million Six Hundred Thirty Five Thousand Two Hundred Eighty One and
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29/100  Dollars  ($3,635,281.29)  on  or  before January 14, 2003 (the "Maturity
---------------
Date"),  and  to  pay  interest at maturity at the rate of Ten percent (10%) per
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annum.  Interest  on  the  outstanding principal balance shall accrue on a daily basis and shall be calculated on the basis of a 365-day year and actual days elapsed. All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to Holder in lawful money of the United States of America, in immediately available and freely transferable funds, at Holder's address in Palo Alto, California, or at such other place as Holder hereof may from time to time designate by written notice to the Company.

1)   PREPAYMENT.  The  Company,  with  the  approval  of  Holder, may prepay the
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     principal  hereof,  in  whole  or  in  part, at any time without premium or penalty, provided that any such prepayments shall be applied first, to the payment of all of the interest due and payable on the unpaid principal of this Note at the time of such payment; second, to the payment of all (if any) other amounts (except principal) due and payable at the time of such payment on or in respect of this Note or the indebtedness evidenced hereby, and third, to the payment of the unpaid principal of this Note due and payable at the time of such payment.

2)   CONVERSION.  Holder  shall  have the conversion rights set forth below (the
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     "Conversion  Rights"):

     a)   RIGHT TO CONVERT. At the option of Holder, this Note or any portion of
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          the  outstanding  principal  balance  and  accrued but unpaid interest thereon may, at any time after the date of issuance of this Note, be converted into such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company as is determined by dividing this Note or such portion thereof and any accrued but unpaid interest thereon through the date this Note is surrendered for conversion by the applicable Conversion Price (as such term is defined below) in effect at the time of conversion. The price


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          at  which  shares  of  Common Stock shall be delivered upon conversion
          (the "Conversion Price") shall be thirty five cents ($0.35) per share of Common Stock, as adjusted from time to time as herein provided.

     b)   PRICE  PROTECTION. The conversion price shall be adjusted to any lower
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          conversion  price  negotiated  for  any  additional financings through
          January  14,  2003.

     c)   ADJUSTMENT  FOR  STOCK  SPLITS AND COMBINATIONS. If the Company at any
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          time  or from time to time after the issue date of this Note effects a division of the outstanding shares of Common Stock, then the Conversion Price shall be proportionately decreased and, conversely, if the Company at any time, or from time to time, after the issue date of this Note combines the outstanding shares of Common Stock, then the Conversion Price shall be proportionately increased. Any adjustment under this subsection (b) shall be effective on the close of business on the date such division or combination becomes effective.

     d)   AUTOMATIC  CONVERSION.

          i) This Note and all accrued but unpaid interest hereon shall automatically be converted into shares of Common Stock based upon the Conversion Price upon (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock for the account of the Company. (ii) a merger or consolidation with or into another corporation or a sale of the shares of Common Stock or a sale of all or substantially all of the Company's properties and assets.

          ii) Upon the occurrence of an event specified in Section 2(d)(i) above, this Note shall be converted into shares of Common Stock, whether or not this Note is surrendered to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless this Note is surrendered to the Company. As promptly as practicable after surrender of this Note, the Company shall deliver or cause to be delivered to Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note as of the date on which such automatic conversion occurred.

     e)   PIGGY  BACK  REGISTRATION.  Shares of Common stock converted under the
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          terms  of  this  note shall have Piggy Back registration rights on all registrations by the company that take place. Such Piggy Back registration rights are valid only after Amnis Systems has paid the creditors in full per the workout agreement dated January 16, 2001 between Amnis Systems and the creditor committee.

     f)   NO  IMPAIRMENT.  The Company will not, by amendment of its Articles of
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          Incorporation  or  through  any  reorganization,  recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section in respect of this Conversion Rights, and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

3)   SUCCESSORS AND ASSIGNS. This Note shall be binding upon the Company and the
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     successors  and assigns of the Company; provided, however, that the Company


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     may  not  assign  this  Note  or  assign  or  delegate any of its rights or obligations, without the prior written consent of Holder in each instance. Holder shall be permitted to assign or pledge this Note.

4)   GOVERNING  LAW.  This  Note  has  been  executed and delivered in, shall be
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     construed  according  to  and  governed  by,  the  laws  of  the  State  of
     California.

5)   SEVERABILITY.  The  invalidity,  or  unenforceability  in  particular
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     circumstances,  of  any provision of this Note shall not extend beyond such provision or such circumstances, and no other provision of this Note shall be affected thereby.

     IN WITNESS WHEREOF, the Company has duly executed this Note as of the day and year first above written.

                                          AMNIS  SYSTEMS  INC.

                                          By: _______________________________

                                          Name: _____________________________

                                          Title: ____________________________


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                              NOTICE OF CONVERSION

TO:  Amnis  Systems  Inc.

     (A) The undersigned hereby elects to convert $______________ in principal amount of the attached Noted for ____________ shares of Common Stock of Amnis Systems Inc. pursuant to the terms of the attached Note.

     (2) In converting the Note, the undersigned hereby confirms and acknowledges that (a) the shares of Common Stock are being acquired solely for the account of the undersigned for investment and not with a view to distribution thereof, and (b) the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate representing said shares of Common Stock in the name of the undersigned.

     (4) Please issue a new Note for the non-converted portion of the attached Note in the name of the undersigned.


                                                 ________________________
                                                         (Name)

_______________________                          ________________________
(Date)                                                 (Signature)

                                      Address:  _________________________
                                                _________________________
                                                _________________________

                                                _________________________
                                               (Tax Identification Number)


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